                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-20479
PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 3, 1997)
(AS SUPPLEMENTED BY A PROSPECTUS SUPPLEMENT DATED FEBRUARY 5, 1997)


                                15,129,183 SHARES

                              CHECKFREE CORPORATION

                                  COMMON STOCK


                      ------------------------------------



         On February 11, 1997, seven former stockholders of Security APL (the "Former Security APL Stockholders") sold in the aggregate 83,871 shares of common stock, $.01 par value (the "Common Stock"), of Checkfree Corporation (the "Company"). The 83,871 shares of Common Stock were sold by the Former Security APL Stockholders to Furman Selz at $14.50 per share. No commissions or other compensation was paid by the Former Security APL Stockholders in connection with such sale. Immediately following the sale described above, the former stockholders of Security APL beneficially owned 2,445,312 shares of Common Stock (representing approximately 4.5% of the Company's total shares outstanding as of the date of this Prospectus Supplement).

         On February 11, 1997, the closing price per share of the Common Stock on the Nasdaq National Market was $14.75.

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6 OF THE PROSPECTUS.


                      ------------------------------------



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                      ------------------------------------



          The date of this Prospectus Supplement is February 11, 1997.